EXHIBIT 6

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints Arnaud Chneiweiss, as his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign a Registration Statement on Form F-6 (“Registration Statement”) and any and all amendments to such Registration Statement (including post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have duly signed this Power of Attorney this 8th day of December, 2003.

__________________________________ Denis Kessler Chairman and Chief Executive Officer (principal executive officer)	/s/ John T. Andrews, Jr. Name: John T. Andrews, Jr. Authorized U.S. Representative
__________________________________ Jean Baligand Vice Chairman and Director	/s/ Maurice Toledano Name: Maurice Toledano Chief Accounting Officer (principal accounting officer)
/s/ Daniel Lebègue Daniel Lebègue Director	/s/ François Terrén Name: François Terrén Chief Financial Officer (principal financial officer)
/s/ André Lévy-Lang André Lévy-Lang Director
/s/ Claude Tendil Claude Tendil Director
/s/ Jean-Claude Seys Jean-Claude Seys Director
/s/ Yvon Lamontagne Yvon Lamontagne Director
__________________________________ Carlo Acutis Director
__________________________________ Herbert Schimetscheck Director
__________________________________ Daniel Havis Director
/s/ Jean Simonnet Jean Simonnet Director
__________________________________ Allan Chapin Director
__________________________________ Antonio Borges Director
__________________________________ Daniel Valot Director
/s/ Michèle Aronvald Michèle Aronvald Director